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Prospectus Supplement


                               HENRY SCHEIN, INC.
                             ----------------------

                        929,596 SHARES OF COMMON STOCK
                                ($0.01 Par Value)


                  This Prospectus Supplement supplements the Prospectus dated November 10, 1997 (the "Prospectus") relating to the proposed sales of up to 1,064,596 shares of the common stock, $0.01 par value (the "Common Stock"), of Henry Schein, Inc. (the "Company"). Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus. Of the 1,064,596 Offered Shares originally Offered pursuant to the Prospectus, 135,000 have been sold.

                  The Selling Stockholder table is being amended to add the Corporation of the President of the Church of Jesus Christ of Latter-day Saints (the "LDS Corporation") as an additional Selling Stockholder with respect to an aggregate of 13,878 of the Offered Shares (the "Donated Shares"), which Donated Shares were donated to the LDS Corporation by certain of the Selling Stockholders as follows: Larry M. Gibson, 3,300 shares; Kimball K. Wirig, 3,300 shares; James V. Hughes, 3,278 shares; and James Pack, 4,000 shares.

                  The LDS Corporation intends to offer and sell the Donated Shares as described in the Prospectus under the caption "MANNER OF SALE".

                             ----------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
                UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                The date of this Supplement is December 30, 1997